                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             St. Paul Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[LOGO OF ST.PAUL BANCORP INC.]


                                   May 3, 1999


Dear Fellow Employees:

As part of our ongoing effort to keep you informed, I wanted to let you know that we recently mailed a letter to all of our shareholders. When you receive your copy, you will see that it emphasizes our strategic plan and the positive impact it is already having on St. Paul's performance. Our numerous achievements in the first quarter are solid evidence that the plan is working and that we are on track to achieve our goal of a 15% return on equity by the fourth quarter of 2000. Thanks to the efforts of all St. Paul employees, our plan is producing results.

We all can be proud of the value that we have created for our shareholders over the long term. Here is a comparison of St. Paul's total return to shareholders (including reinvested dividends) over various time frames:

                             Total Return Comparison


                                                  SPBC     S&P500   Difference
                                                  ----     ------   ----------
May 29, 1987 to December 31, 1998                 777%      485%      292%
May 29, 1987 to March 31, 1999                    604%      514%       90%
May 29, 1987 to April 30, 1999                    688%      538%      150%


I have said many times that we manage this company for the long-term benefit of our shareholders. Bank stocks do fluctuate, which is why we have always maintained our long-term focus and avoided overreactions to short-term price movements. I think the numbers in the table above clearly demonstrate that our focus on the long-term has resulted in superior returns for all of our shareholders.

If you have already voted your shares with the proxy card you recently received with the annual report and proxy statement, you may disregard the proxy card you will receive with the shareholder letter. If you have not yet voted or wish to change your earlier vote, please take a moment to do it - your vote is important.

I'd like to thank every employee for the many contributions to our success. Keep up the great work!

                                                              Sincerely,

                                                              /s/ Joe Scully
                                                              -----------------
                                                              Joe Scully